Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is hereby entered into as of the 27th day of August, 2007 (the “Effective Date”) by and between W2007 CPD REALTY, L.L.C., a Delaware limited liability company having an address c/o Archon Group, L.P., 99 High Street, Floor 28, Boston, Massachusetts  02110 (“Landlord”), and AMAG Pharmaceuticals, Inc., formerly known as Advanced Magnetics, Inc., a Delaware corporation having an address at 125 CambridgePark Drive, Cambridge, Massachusetts 02140 (“Tenant”).

WHEREAS, CambridgePark 125 Realty Corporation (the “Original Landlord”), as landlord, and Tenant, as tenant, entered into that certain Lease dated as of February 28, 2006 (the “Original Lease”) by which the Original Landlord leased to Tenant and Tenant leased from the Original Landlord approximately 8,230 square feet of office space on the sixth (6th) floor of the building (the “Building”) located at and numbered 125 CambridgePark Drive, Cambridge, Massachusetts 02140 as more particularly described in the Original Lease (the “Original Premises”).

WHEREAS, the Original Lease was amended by that certain First Amendment to Lease by and between the Original Landlord, as landlord, and Tenant, as tenant, dated November 29, 2006 (the “First Amendment”), by which the Tenant leased additional office space from the Original Landlord consisting of approximately 8,154 square feet of office space on the second (2nd) floor of the Building (the “First Amendment Premises”).

WHEREAS, the Original Lease, as amended by the First Amendment, is hereinafter referred to as the “Lease”.

WHEREAS, Landlord has succeeded to the interest of the Original Landlord as owner of the Building and as landlord under the Lease.

WHEREAS, the current term of the Lease expires on February 28, 2009.

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord additional space on the first (1st) and sixth (6th) floors of the Building in accordance with the terms and provisions of this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Original Lease, Landlord and Tenant hereby agree as follows:

A.            SUITE B PREMISES

1.             Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the so-called Suite B on the first (1st) floor of the Building consisting of 5,801 rentable square feet of floor area, as shown cross-hatched on Exhibit B attached hereto (the “Suite B Premises”), upon the same terms and conditions set forth in the Lease for the Current Premises, except as expressly otherwise provided in this Second Amendment.  As used herein, the phrase “Suite B

Premises Commencement Date” shall mean September 1, 2007.  As used herein, the phrase “Suite B Premises Rent Commencement Date” shall mean the date that is one (1) month after the Suite B Premises Commencement Date.  Notwithstanding anything in the Lease to the contrary, effective on and after the Suite B Premises Commencement Date, the word “Premises,” whenever such word appears in the Lease as amended by this Second Amendment shall mean, collectively, the Original Premises, the First Amendment Premises and the Suite B Premises.

2.             Prior to occupying the Suite B Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C attached hereto confirming (i) the Suite B Premises Commencement Date, and (ii) that Tenant has accepted the Suite B Premises; however, the failure of the parties to execute such letter shall not defer the Suite B Premises Commencement Date or otherwise invalidate the Lease or this Second Amendment.

3.             Notwithstanding anything in the Lease to the contrary, effective on and after the Suite B Premises Rent Commencement Date, the Annual Rent (as defined in the Original Lease) for the Suite B Premises shall be the following amounts for the following periods of time:

Period	Annual Rent	Monthly Annual Rent	$/Year/SF
* Suite B Premises Rent Commencement Date - February 28, 2009	$226,239.00	$18,853.25	$39.00

*                    Subject to rent abatement provision in Exhibit D.

4.             Commencing on the Suite B Premises Rent Commencement Date, Tenant shall pay to Landlord, as additional rent for the Suite B Premises, 3.15% of Annual Operating Costs (as defined in the Original Lease) for each calendar year during the Term in excess of the Annual Operating Costs for the Suite B Base Year.  As used herein, the “Suite B Base Year” shall mean calendar year 2007, except that,  with respect to Real Estate Taxes only, the term “Suite B Base Year” shall mean fiscal year 2008 (i.e., July 1, 2007 — June 30, 2008).  The payments of additional rent required to be paid by Tenant under this paragraph shall be paid in the manner, at the times and otherwise in accordance with the provisions of Sections 4.2 and 4.3 of the Lease.

5.             Notwithstanding anything in the Lease to the contrary, commencing on the Suite B Premises Commencement Date, electricity furnished to the Suite B Premises shall be paid for by Tenant in accordance with the terms and provisions of Section 4.4 of the Lease.  Tenant and Landlord agree that all computer rooms and equipment which require more electricity than described in Section 4.4 of the Lease will be separately metered and paid directly by the Tenant.

6.             Notwithstanding anything in the Lease to the contrary, commencing on the Suite B Premises Commencement Date, the number of Base Cards (as defined in the Lease) shall be increased from 49 to 67, 22 of which are for spaces located in the Blue Lot (as defined in the

Lease), and 47 of which are for spaces located in the Red Lot (as defined in the Lease) and the number of Additional Spaces (as defined in the Lease) shall be increased from 16 to 22.

7.             Tenant’s taking possession of Suite B Premises shall be conclusive evidence that the Suite B Premises is in good order and satisfactory condition at such time.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Suite B Premises and no representation or warranty regarding the condition of the Suite B Premises or the suitability of the Suite B Premises for Tenant’s proposed use thereof have been made by or on behalf of Landlord or relied upon by Tenant in connection with this Second Amendment, except as otherwise provided in Exhibit D attached hereto.

B.            SUITE A PREMISES

8.             Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the so-called Suite A on the sixth (6th) floor of the Building consisting of 2,426 rentable square feet of floor area, as shown cross-hatched on Exhibit A attached hereto (the “Suite A Premises”), upon the same terms and conditions set forth in the Lease for the Current Premises, except as expressly otherwise provided in this Second Amendment.  As used herein, the phrase “Suite A Premises Commencement Date” shall mean the date on which Landlord delivers vacant possession of the Suite A Premises to Tenant with the Suite A Work (defined below) complete; provided, that in no event shall the Suite A Premises Commencement Date or the date of completion of the Suite A Work be later than November 15, 2007.  Landlord agrees to perform, at Landlord’s sole expense, the following work in the Suite A Premises (the “Suite A Work”):  (i) repaint (two (2) coats) all walls in the Suite A Premises in building standard colors selected by Tenant; and (ii) recarpet the entire Suite A Premises with building standard carpet in a color selected by Tenant.  As used herein, the phrase “Suite A Premises Rent Commencement Date” shall mean the date that is one (1) month after the Suite A Premises Commencement Date.  Notwithstanding anything in the Lease to the contrary, effective on and after the Suite A Premises Commencement Date, the word “Premises,” whenever such word appears in the Lease as amended by this Second Amendment shall mean collectively, the Original Premises, the First Amendment Premises, the Suite B Premises and the Suite A Premises.

9.             Prior to occupying the Suite A Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C attached hereto confirming (i) the Suite A Premises Commencement Date, and (ii) that Tenant has accepted the Suite A Premises; however, the failure of the parties to execute such letter shall not defer the Suite A Premises Commencement Date or otherwise invalidate the Lease or this Second Amendment.  Such letter may incorporate a punchlist if any of the Suite A Work is not complete at such time.

10.           Notwithstanding anything in the Lease to the contrary, effective on and after the Suite A Premises Rent Commencement Date, the Annual Rent (as defined in the Original Lease) for the Suite A Premises shall be the following amounts for the following periods of time:

Period	Annual Rent	Monthly Annual Rent	$/Year/SF
Suite A Premises Rent Commencement Date - February 28, 2009	$94,614.00	$7,884.50	$39.00

11.           Commencing on the Suite A Premises Rent Commencement Date, Tenant shall pay to Landlord, as additional rent for the Suite A Premises, 1.32% of Annual Operating Costs (as defined in the Original Lease) for each calendar year during the Term in excess of the Annual Operating Costs for the Suite A Base Year.  As used herein, the “Suite A Base Year” shall mean calendar year 2007, except that,  with respect to Real Estate Taxes only, the term “Suite A Base Year” shall mean fiscal year 2008 (i.e., July 1, 2007 — June 30, 2008) .  The payments of additional rent required to be paid by Tenant under this paragraph shall be paid in the manner, at the times and otherwise in accordance with the provisions of Sections 4.2 and 4.3 of the Lease.

12.           Notwithstanding anything in the Lease to the contrary, commencing on the Suite A Premises Commencement Date, electricity furnished to the Suite A Premises shall be paid for by Tenant in accordance with the terms and provisions of Section 4.4 of the Lease.  Tenant and Landlord agree that all computer rooms and equipment which require more electricity than described in Section 4.4 of the Lease will be separately metered and paid directly by the Tenant.

13.           Notwithstanding anything in the Lease to the contrary, commencing on the Suite B Premises Commencement Date, the number of Base Cards shall be increased from 67 to 74, 25 of which are for spaces located in the Blue Lot and 49 of which are for spaces located in the Red Lot and the number of Additional Spaces shall be increased from 22 to 24.

14.           Except as may be set forth in a punchlist delivered to Landlord within five (5) days after the Suite A Premises Commencement Date, Tenant’s taking possession of Suite A Premises shall be conclusive evidence that the Suite A Premises is in good order and satisfactory condition at such time.  No representation or warranty regarding the suitability of the Suite A Premises for Tenant’s proposed use thereof have been made by or on behalf of Landlord or relied upon by Tenant in connection with this Second Amendment.

C.            GENERAL

15.           Landlord and Tenant acknowledge and agree that Landlord is presently holding a security deposit in the amount of $33,949.21 pursuant to the terms and provisions of Article XI of the Lease.  Simultaneously with the execution and delivery of this Second Amendment by Tenant, Tenant shall deposit with the Landlord an additional security deposit in the amount of $26,737.75, bringing the total security deposit being held by Landlord under the Lease to $60,686.96.  Landlord shall hold and may apply this additional security deposit in accordance with the terms and provisions of Article XI of the Original Lease.

16.           In addition to the foregoing, so long as Tenant is not then in default of any of its obligations under the Lease, Tenant shall have the right to enter into and take possession of the Suite A Premises fifteen (15) days prior to the Suite A Premises Commencement Date, (the

“Suite A Early Entry Period”), in order to install its phones, computer systems and wiring.  Tenant shall not be liable to Landlord for any Annual Rent or additional rent for the Suite A Early Entry Period; provided, however, that Tenant shall have in place all required policies of insurance prior to the commencement of the Suite A Early Entry Period and shall indemnify, defend and hold harmless Landlord, its directors, officers, employees and agents from and against all claims, losses, damages and causes of action arising out of or related to Tenant’s activities within the Suite A Premises during the Suite A Early Entry Period.  All other provisions of the Lease shall be in effect during the Suite A Early Entry Period.

17.           In addition to the foregoing, so long as Tenant is not then in default of any of its obligations under the Lease, Tenant shall have the right to enter into and take possession of the Suite B Premises fifteen (15) days prior to the Suite B Premises Commencement Date, (the “Suite B Early Entry Period”), in order to install its phones, computer systems and wiring.  Tenant shall not be liable to Landlord for any Annual Rent or additional rent for the Suite B Early Entry Period; provided, however, that Tenant shall have in place all required policies of insurance prior to the commencement of the Suite B Early Entry Period and shall indemnify, defend and hold harmless Landlord, its directors, officers, employees and agents from and against all claims, losses, damages and causes of action arising out of or related to Tenant’s activities within the Suite B Premises during the Suite B Early Entry Period.  All other provisions of the Lease shall be in effect during the Suite B Early Entry Period.

18.           Tenant represents and warrants that neither Tenant nor any of its affiliates, nor, to Tenant’s actual knowledge,  any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or transfer the Lease (or any interest of Tenant thereunder) to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

19.           All notices and other communications given pursuant to the Lease or this Second Amendment shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, (c) sent by nationally recognized overnight courier, or (d) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter.  Notice sent by certified mail, postage prepaid, shall be effective upon delivery, attempted delivery, or refusal, whichever occurs first, at the address of the addressee.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.  The addresses for notice set forth below shall supercede and replace any addresses for notice set forth in the Lease.

Landlord:	W2007 CPD Realty, L.L.C.
c/o Archon Group, L.P.
99 High Street, Floor 28
Boston, Massachusetts 02110
Attention: Asset Manager
Telephone: 617-854-5500
Telecopy: 617-854-5540

with a copy in
like manner to:	W2007 CPD Realty, L.L.C.
c/o Archon Group, L.P.
600 East Las Colinas Blvd., Suite 400
Irving, Texas 75039
Attention: General Counsel -
311 Summer Street, Boston, Massachusetts
Telephone: 972-368-2200
Telecopy: 972-368-3199

Tenant:	AMAG Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140
Attention: Joseph L. Farmer, Esq.
Telephone: 617-498-3320
Telecopy: 617-499-3362

20.           Tenant represents to Landlord that Tenant has not dealt with any broker except for Cushman & Wakefield and Jones Lang LaSalle in connection with this Second Amendment and that, to Tenant’s actual knowledge, no other broker negotiated this Second Amendment or is entitled to any commission or fee in connection herewith.  Tenant agrees to indemnify, defend and hold Landlord, its asset manger, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker claiming to have acted by or on behalf of Tenant in connection with this Second Amendment.  Landlord shall be responsible for any commission payable to the brokers named above in connection with this Second Amendment.

21.           All Exhibits attached hereto are incorporated herein by this reference.

Exhibit A — Suite A Premises Floor Plan
Exhibit B — Suite B Premises Floor Plan
Exhibit C — Commencement Date Letter
Exhibit D — Suite B Premises Landlord Rent Abatement Provision

22.           Tenant hereby ratifies and confirms its obligations under the Lease and, as of the date hereof, represents and warrants to Landlord that Tenant has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) to Tenant’s actual knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

23.           Submission of this Second Amendment for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and this Second Amendment shall not be effective unless and until execution and delivery thereof by both Landlord and Tenant.

24.           In all other respects, Landlord and Tenant hereby reaffirm all of the covenants, agreements, terms, conditions and other provisions of the Lease, except as modified hereby, and the Lease is hereby incorporated in full herein by reference.  The terms and provisions of this Second Amendment shall be effective as of the date first above written, except as may otherwise be provided herein.  In the event of any conflict between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall prevail.

<Signature Page Attached>

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as a sealed instrument as of the date first above written.

LANDLORD:

W2007 CPD REALTY, L.L.C., a Delaware limited
liability company

By:	/s/ John M. Matteson
Name: John Matteson
Title: AVP

TENANT:

AMAG PHARMACEUTICALS, INC., a Delaware
corporation

By:	/s/ Joseph L. Farmer
Name: Joseph L. Farmer
Title General Counsel and Vice President of
Legal Affairs

EXHIBIT A

PLAN SHOWING THE SUITE A PREMISES

EXHIBIT B

PLAN SHOWING THE SUITE B PREMISES

EXHIBIT C

CONFIRMATION OF SUITE [A/B] PREMISES
COMMENCEMENT DATE

___________, 200__

BY TELECOPY

[TENANT’S ADDRESS]

Re:                               Second Amendment to Lease (the “Amendment”) dated as of August __, 2007, between W2007 CRP Realty, L.L.C., a Delaware limited liability company (“Landlord”), and AMAG Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), for the lease of approximately _________ rentable square feet of floor area (the “Suite      Premises”) pursuant to the Amendment.  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Gentlemen:

Landlord and Tenant agree as follows:

1.            Condition of Suite [  ] Premises.  Tenant has accepted possession of the Suite __ Premises pursuant to the Amendment.  Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Amendment with respect to such initial tenant improvements.  Furthermore, Tenant acknowledges the Permitted Uses (as defined in the Lease).

2.            Suite      Premises Commencement Date.  The Suite __ Premises Commencement Date is __________, 200__.

3.            Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease and represents and warrants to Landlord that it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease and the Amendment are and remain in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease and the Amendment or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

4.            Binding Effect; Governing Law.  Except as modified hereby, the Lease and the Amendment shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease and the Amendment, the terms of this letter shall prevail.  This letter shall be governed by the laws of the Commonwealth of Massachusetts.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

[PROPERTY MANAGEMENT COMPANY SIGNATURE BLOCK], on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

[TENANT’S SIGNATURE BLOCK]

By:
Name:
Title:

EXHIBIT D

SUITE B PREMISES LANDLORD RENT ABATEMENT PROVISIONS

Annual Rent for the Suite B Premises shall be abated during the first three (3) months of the Term (as defined in the Lease) following the Suite B Premises Rent Commencement Date, which abatement shall be equal to fifty percent (50%) of the Suite B Premises Annual Rent (the “Suite B Premises Rent Abatement”).  Commencing with the fifth (5th) month of the Suite B Premises term, Tenant shall make Annual Rent payments as otherwise provided in this Lease.  Notwithstanding such Suite B Premises Rent Abatement of Annual Rent (a) all other sums due under this Lease, including Additional Rent and Tenant’s Proportionate Share of Electrical Costs and Taxes, shall be payable as provided in this Second Amendment, and (b) any increases in Annual Rent set forth in this Lease shall occur on the dates scheduled therefor.

If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Annual Rent provided for in this Exhibit shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Annual Rent herein abated.